ALGODON
GROUP

GAUCHO
BUENOS AIRES

Dear Gaucho Group Noteholders and Algodon Group Stockholders,

Gaucho – Buenos Aires' debuted its much anticipated Fall/Winter Collection last Monday, March 18th, in conjunction with **Designers Buenos Aires** Fashion Week. Our runway show, hosted at Buenos Aires famed **Tattersall de Palermo**, attracted over 1000 people at the door hoping for a seat, and we were able to accommodate about 800 or so, including fashion press and journalists, fans of our brand and a celebrity roster that included Neels Visser, Victoria Saravia, Calu Rivero, Violeta Urtizbera, social media influencers, and fashion industry representatives. We're delighted to share that the reactions of the media and public has been nothing but positive, and our presence at Argentina's exclusive and prestigious fashion week garnered press from some of the country's top fashion magazines.

Click on the image or the link below to watch a brief video compilation of the event! When prompted, enter the password: **gaucho**


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Our many fans in attendance shared images and videos across various social media platforms (@gauchobuenosaires) resulting in nearly 4500 new Instagram followers overnight, and over 70,000 unique profile views. As you know, our website went live for our online soft-launch just prior to the show, and we're already seeing significant web traffic.

VISIT OUR WEBSITE



We hear local buzz in Argentina that Gaucho - Buenos Aires may be the next big thing in Argentine fashion and design, which is exactly what we're aiming for. We hope to push the boundaries of awareness toward Argentine fashion, and for Gaucho – Buenos Aires to in fact become the representation of all things luxury and fashion in Argentina, with a main emphasis on leather good and accessories.

As we are a new brand, our burgeoning reputation in Argentina helps forge a path for us in preparation for our debut on the world stage. In the months leading up to our international debut, we hope to be able to leverage all things positive in regards to press, social media presence, and fashion reviews in order to better position ourselves for success.


GAUCH

If you haven't had the chance already, please follow us on our social media channels, @gauchobuenosaires to experience the most anticipated and exciting brand out of Argentina.

FOLLOW US ON INSTAGRAM



Thank you for joining us on this exciting journey!

Sincerely,



Scott L. Mathis
Chairman & Founder
(212) 739-7650
smathis@algodongroup.com
www.AlgodonGroup.com

Important Notes: The information discussed in this letter includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain

assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in Algodon's Form 10-K filed on March 30, 2018. It is important that each person reviewing this release understand the significant risks attendant to the operations of Algodon. Algodon disclaims any obligation to update any forward-looking statement made here.

Important Disclosures: This email is for information and discussion purposes only and is not intended to be and should not be construed as an offer to sell, or a solicitation of an offer to buy, an interest in Algodon Group, Inc. or Gaucho Group, Inc. This email is not complete and does not contain certain material information about Algodon or Gaucho, including important disclosures and risk factors associated with an investment in Algodon or Gaucho.

No representation is made that Algodon or Gaucho will or is likely to achieve its objectives or that any investor will profit or be able to avoid incurring substantial losses. This letter does not take into account the particular investment objectives or financial circumstances of any specific person who may receive it.

GAUCHO

BUENOS AIRES

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